                                                                    Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY
                      To Exchange any and all Outstanding
          13% Senior Secured Notes due 2006 with Contingent Interest for
          13% Senior Secured Notes due 2006 with Contingent Interest of
                          HOLLYWOOD CASINO SHREVEPORT
                                      AND
                        SHREVEPORT CAPITAL CORPORATION
      Pursuant to the Exchange Offer and Prospectus dated October 1, 2001

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the 13% Senior Secured Notes due 2006 with Contingent Interest (the "Original Notes"), of Hollywood Casino Shreveport, a Louisiana general partnership ("Shreveport") and Shreveport Capital Corporation, a Louisiana corporation ("Shreveport Capital" and, together with Shreveport, the "Issuers"), are not immediately available, (ii) Original Notes, the Letter of Transmittal and all other required documents cannot be delivered to State Street Bank and Trust Company (the "Exchange Agent") on or prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See the section entitled "Description of the Exchange Offer--Guaranteed Delivery Procedures" in the Issuers' prospectus dated October 1, 2001 (as the same may be amended or supplemented from time to time, the "Prospectus"). Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                      State Street Bank and Trust Company

                By Mail:                            Overnight Courier:
 State Street Bank and Trust Company         State Street Bank and Trust Company
      Corporate Trust Department                  Corporate Trust Department
            P.O. Box 778                            2 Avenue de Lafayette
     Boston, Massachusetts 02102             Fifth Floor, Corporate Trust Window
      Attention: Mackenzie Elijah              Boston, Massachusetts 02111-1724
                                                 Attention: Mackenzie Elijah
By Hand in New York (as Drop Agent)
 State Street Bank and Trust Company               By Hand in Boston:
            61 Broadway                      State Street Bank and Trust Company
 15th Floor, Corporate Trust Window                 2 Avenue de Lafayette
      New York, New York 10006               Fifth Floor, Corporate Trust Window
                                               Boston, Massachusetts 02111-1724
  Facsimile Transmission Number
      (for Eligible Institutions Only)             Confirm by telephone:
            (617) 662-1452                           (617) 662-1525

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Hollywood Casino Shreveport, a Louisiana general partnership ("Shreveport"), and Shreveport Capital Corporation, a Louisiana corporation ("Shreveport Capital" and, together with Shreveport, the "Issuers"), upon the terms and subject to the conditions set forth in the Issuers' Prospectus dated October 1, 2001 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "Description of the Exchange Offer--Guaranteed Delivery Procedures."

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Name(s) of Registered Holder(s): _____________________________________________

 Address of Registered Holder(s): ____________________________________________

 Aggregate Principal
 Amount Tendered*: $ _________________________________________________________

 Certificate No.(s)
 (if available): _____________________________________________________________

 Total Principal Amount Represented by
 Original Notes Certificate(s): $ ____________________________________________

 If Original Notes will be tendered by book-entry transfer, provide the following information:

 DTC Account Number: _________________________________________________________

 Date: _______________________________________________________________________
 ___________

*  Must be in denominations of $1,000 and any integral multiple thereof.
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     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

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

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                               PLEASE SIGN HERE
X ____________________________________      __________________________________

X ____________________________________      __________________________________
          Signature(s) of  Owner(s)                        Date
          or Authorized Signatory

Area Code and Telephone Number: ______________________________________________

     Must be signed by the holder(s) of the Original Notes as their name(s) appear(s) on certificates for Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                     Please print name(s) and address(es)
 Name(s): ____________________________________________________________________

 _____________________________________________________________________________

 _____________________________________________________________________________

 Capacity: ___________________________________________________________________

 Address(es): ________________________________________________________________

 _____________________________________________________________________________

 _____________________________________________________________________________

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

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member of, or participant in, the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

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___________________________________         __________________________________
           Name of Firm                            Authorized Signature

 __________________________________         __________________________________
              Address                                      Title

 __________________________________         __________________________________
               Zip Code                           (Please Type or Print)

Area Code and Telephone No. _______         Dated: ___________________________


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NOTE:  DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS FORM. ORIGINAL
NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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